Exhibit 99.1

Sale of Bay View Acceptance Corporation Completed

NYSE: GLK Web Site: http://www.gbsb.com Contact: Andrew W. Dorn, Jr. Great Lakes Bancorp, Inc. (716) 961-1920	Web Site: http://www.bayviewcapital.com Contact: Charles G. Cooper Bay View Capital Corporation (650) 312-6819

Buffalo, NY, May 1, 2006 - Great Lakes Bancorp, Inc., formerly known as Bay View Capital Corporation and the parent of Greater Buffalo Savings Bank, today announced that it had completed the sale of its auto finance subsidiary, Bay View Acceptance Corporation, to AmeriCredit Financial Services, Inc. for approximately $63.6 million in cash, subject to final adjustment.

Andrew W. Dorn, Jr., President and Chief Executive Officer of Great Lakes, stated, “Completion of this sale significantly enhances our liquid capital position and represents the second step in the strategy we adopted when Great Lakes and Bay View agreed to merge last October.”

Forward Looking Statements

This press release contains “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, uncertainties and other factors that could cause the actual results of Great Lakes to differ materially from the results expressed or implied by such statements, the likelihood that Great Lakes can utilize its net operating loss carryforwards and other factors disclosed in Great Lakes' periodic reports filed with the Securities and Exchange Commission. Great Lakes assumes no obligation to update the forward-looking information contained in this release.